THE  REGISTRANT  REQUESTS  THAT  THIS  REGISTRATION  STATEMENT BECOME
      EFFECTIVE IMMEDIATELY UPON FILING PURSUANT TO SECURITIES ACT RULE 462

                                                  REGISTRATION NO. 33-

      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY __, 1997
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                        GLOBAL PAYMENT TECHNOLOGIES, INC.
              (Exact name of registrant as specified in its charter
               and translation of Registrant's name into English)

                            ------------------------

           DELAWARE                                               11-2974651
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                                                          STEPHEN KATZ
                                               GLOBAL PAYMENT TECHNOLOGIES, INC.
                                             20 EAST SUNRISE HIGHWAY - SUITE 201
 20 EAST SUNRISE HIGHWAY - SUITE 201             VALLEY STREAM, NEW YORK 11788
    VALLEY STREAM, NEW YORK 11788                       (516) 231-1177
(Address of Principal Executive Offices)        (Name, address, and telephone
                                                  number, including area code,
                                                     of agent of service)

                            ------------------------

                             1994 STOCK OPTION PLAN
                                       and
                             1996 STOCK OPTION PLAN
                            (Full title of the plans)

                            ------------------------

                                 WITH A COPY TO:

                             EDWARD R. MANDELL, ESQ.
                       PARKER CHAPIN FLATTAU & KLIMPL, LLP
                           1211 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10036
                                 (212) 704-6000
                            ------------------------

                                           CALCULATION OF REGISTRATION FEE

====================================================================================================
TITLE OF SECURITIES    AMOUNT TO BE        PROPOSED         PROPOSED MAXIMUM
 TO BE REGISTERED      REGISTERED(1)   MAXIMUM OFFERING    AGGREGATE OFFERING        AMOUNT OF
                                        PRICE PER SHARE           PRICE            REGISTRATION FEE
---------------------------------------------------------------------------------------------------
Common Stock, par        100,000(2)       $  6.00(4)         $  600,000   (4)     $   181.82
value $.01 per share      40,000(2)       $ 11.00(4)         $  440,000   (4)     $   133.33
                         100,000(3)       $  6.60(4)         $  660,000   (4)     $   200.00
                          61,250(3)       $  7.56(4)         $  463,050   (4)     $   140.32
                          25,000(3)       $  7.75(4)         $  193,750   (4)     $    58.71
                           7,500(3)       $  9.00(4)         $   67,500   (4)     $    20.45
                           7,500(3)       $  8.125(4)        $   60,937.50(4)     $    18.47
                           7,500(3)       $ 10.00(4)         $   75,000   (4)     $    22.73
                           4,000(3)       $ 10.0625(4)       $   40,250   (4)     $    12.20
                           3,500(3)       $ 10.6875(4)       $   37,406.25(4)     $    11.34
                          10,000(2)       $ 17.25(5)         $  172,500   (4)     $    52.27
                         233,750(3)       $ 17.25(5)         $4,032,187.50(5)     $ 1,221.88
====================================================================================================
            Total        600,000          $ N/A              $6,842,581.25        $ 2,073.52
====================================================================================================

(1) In addition, in accordance with Rule 416(a) under the Securities Act of 1933, this registration statement also covers such indeterminate number of shares as may become subject to options under the 1994 Stock Option Plan and the 1996 Stock Option Plan as a result of the adjustment provisions therein.
(2)  Underlying  options  granted or to be granted  under the 1994 Stock  Option
     Plan.
(3)  Underlying  options  granted or to be granted  under the 1996 Stock  Option
     Plan.
(4) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(h), on the basis of the exercise price of presently outstanding options.
(5) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(h), the average of the high and low selling prices per share of the Registrant's Common Stock, as quoted on The Nasdaq Stock Market's National Market System on July 1, 1997.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS





ITEM 1.    PLAN INFORMATION*

ITEM 2.    REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*





* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE

           The following documents filed by Global Payment Technologies, Inc. (the "Registrant") are incorporated by reference in this registration statement.

                      (1) Annual Report on Form 10-KSB for the year ended September 30, 1996, filed on January 28, 1997.

                      (2) Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997, filed on May 16, 1997.

                      (3) The description of the Registrant's Common Stock, $.01 par value per share, contained in the Registrant's Registration Statement on Form SB-2 filed pursuant to Section 12 of the Securities Exchange Act of 1934, including any amendment or report subsequently filed by the Registrant for the purpose of updating the information contained therein.

                      (4) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since September 30, 1996.

           In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


ITEM 4.    DESCRIPTION OF SECURITIES

           Not applicable.


ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

           Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

           Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the Registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

           The Registrant's Certificate of Incorporation also provides that each director, officer or employee of the Registrant shall be indemnified and held harmless by the Registrant within the limitations permitted by the DGCL.


ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED

           Not applicable.

ITEM 8.    EXHIBITS

Exhibit
Number                  Description
------                  -----------

4.01                    Certificate of Incorporation*
4.02                    By-Laws*
4.05                    1994 Stock Option Plan**
4.06                    1996 Stock Option Plan***
5.01                    Opinion of Parker Chapin Flattau & Klimpl, LLP*
23.01                   Consent of Arthur Andersen LLP*
23.02                   Consent of Parker Chapin Flattau & Klimpl, LLP
                        (contained in Exhibit 5.01)

--------------
*       Filed herewith.

** Incorporated by reference to Registrant's Registration Statement on Form SB-2 (Registration No. 33- 86352-NY).

*** Incorporated by reference to Registrant's Proxy Statement for the 1997 Annual Meeting of Shareholders filed February 15, 1997.


ITEM 9.   UNDERTAKINGS

           (A) The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                 (i)  To  include  any  prospectus  required  by
                      Section 10(a)(3) of the Securities Act of 1933;

                                 (ii) To reflect in the  prospectus any facts or
                      events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the
                      aggregate,   represent   a   fundamental   change  in  the
                      information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                                 (iii) To include any material  information with
                      respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3)  To   remove   from   registration   by   means  of  a
           post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (B) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valley Stream, State of New York, on the 2nd day of July, 1997.

                                               GLOBAL PAYMENT TECHNOLOGIES, INC.


                                               By: /S/ STEPHEN KATZ
                                               ---------------------------------
                                                     Stephen Katz,
                                                     Chairman of the Board and
                                                     Chief Executive Officer

           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


SIGNATURE                           TITLE                               DATE


/S/ STEPHEN KATZ              Chairman of the Board and             July 2, 1997
----------------------        Chief Executive Officer
    Stephen Katz


/S/ WILLIAM H. WOOD           President and Director                July 2, 1997
----------------------
    William H. Wood


/S/ EDWARD SEIDENBERG         Vice President and Chief              July 2, 1997
----------------------        Operating Officer and
    Edward Seidenberg         Director

/S/ JAY GOLDBERG              Director                              July 2, 1997
----------------------
    Jay Goldberg


/S/ RICHARD GERZOF            Director                              July 2, 1997
----------------------
    Richard Gerzof


/S/ HENRY B. ELLIS            Director                              July 2, 1997
----------------------
    Henry B. Ellis


/S/ JOAN VOGEL                Director                              July 2, 1997
----------------------
    Joan Vogel

                                  EXHIBIT INDEX



EXHIBIT
NUMBER                         DESCRIPTION                                  PAGE
------                         -----------                                  ----


4.01              Certificate of Incorporation

4.02              By-Laws

5.01              Opinion of Parker Chapin Flattau & Klimpl, LLP.

23.01             Consent of Arthur Andersen LLP

23.02             Consent of Parker  Chapin  Flattau & Klimpl,
                  LLP   (included  in  the  opinion  filed  as
                  Exhibit 5.01 hereto).